EXHIBIT 8.1

Subsidiary undertakings held directly                                       Jurisdiction of      % holding
-------------------------------------                                       incorporation      (all classes
                                                                            -------------       of shares)
                                                                                                ----------
CeNeS Drug Delivery Limited                                                 Scotland               100%
CeNeS Pharmaceutical Limited                                                Scotland               100%
CeNeS Limited                                                               England                100%
                                                                            England
CeNeS Contract Research Limited                                                                    100%

CeNeS   Pharmaceuticals,   Inc.   (formerly   Cambridge
     NeuroScience, Inc.)                                                    Delaware
                                                                                                   100%
CeNeS (Bermuda) Limited                                                     Bermuda
                                                                                                   80.1%
Cambridge Cognition Limited                                                 England                86.9%

Cambridge Cognition Guarantee Limited                                       England                100%


Subsidiary undertakings held indirectly
Cambridge Management Dynamics Limited                                       England                100%
CeNeS  Research  Limited  (formerly  Cambridge  Cognition                   England                100%
Limited)


                                        1